                                POWER OF ATTORNEY

        The undersigned director of General American Railcar Corporation II, a Delaware corporation, does hereby constitute and appoint Ronald J. Ciancio, Marland Webb, and Kenneth Berezewski, or any of them, attorneys and agents of the undersigned, with full power and authority to sign in such director's name, and on behalf of General American Railcar Corporation II, the 1998 Annual Report on Form 10-K under the Securities Exchange Act of 1934, together with any amendments thereto, hereby ratifying and confirming all that said attorneys and agents and each of them may do by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal.


                                                           /s/ Frank B. Bilotta
                                                                  Director


Date: March 23, 1999

                                POWER OF ATTORNEY

        The undersigned director of General American Railcar Corporation II, a Delaware corporation, does hereby constitute and appoint Ronald J. Ciancio, Marland Webb, and Kenneth Berezewski, or any of them, attorneys and agents of the undersigned, with full power and authority to sign in such director's name, and on behalf of General American Railcar Corporation II, the 1998 Annual Report on Form 10-K under the Securities Exchange Act of 1934, together with any amendments thereto, hereby ratifying and confirming all that said attorneys and agents and each of them may do by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal.


                                                           /s/ Peter H. Sorensen
                                                                  Director


Date: March 23, 1999